Exhibit 99.1

NEWS RELEASE

PGTI Announces Private Placement of Additional Senior Notes

NORTH VENICE, Fla., January 9, 2020 – PGT Innovations, Inc. (NYSE: PGTI), the leading U.S. manufacturer and supplier of impact-resistant windows and doors, announced today that it intends to offer $50 million aggregate principal amount of additional senior notes due 2026 (the “Additional Notes”), subject to market conditions in an offering that will be exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). The Additional Notes will be part of the same issuance of, and will rank equally and form a single series with, the $315.0 million aggregate principal amount of PGTI’s 6.75% senior notes due 2026 which were issued on August 10, 2018 (the “Existing Notes”). The Additional Notes will have the same terms as the Existing Notes (except with respect to issue date and the date from which interest accrues).

The Additional Notes are being offered to finance, together with cash on hand, the acquisition of NewSouth Window Solutions, LLC (together with its subsidiaries, “NewSouth”), which was previously announced on December 10, 2019, and is expected to close on or around January 31, 2020 (the “NewSouth Acquisition”). If the NewSouth Acquisition does not close, PGTI intends to apply proceeds of the Additional Notes to repay amounts outstanding under its existing term loan facility.

The Additional Notes will be guaranteed, jointly and severally, by each existing and future restricted subsidiary of the Company that guarantees PGTI’s existing senior secured credit facility.

The Additional Notes and related guarantees will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A of the Securities Act, and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Additional Notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Additional Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Act.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are statements other than historical fact, and include statements relating to the offering of Additional Notes, including the use of proceeds therefrom. These “forward-looking statements” involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward- looking terminology, such as “may,” “expect,” “expectations,” “outlook,” “forecast,” “guidance,” “intend,” “believe,” “could,” “project,” “estimate,” “anticipate,” “should” and similar terminology. These risks and uncertainties include factors such as:

•	market conditions and our ability to consummate the expected offering of the Additional Notes on the terms or timeline currently contemplated, or at all;

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the ability to successfully integrate the operations of NewSouth or to complete the integration of Western Window Systems into our existing operations and the diversion of management’s attention from ongoing business and regular business responsibilities to effect such integration;

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disruption from our recent or future acquisitions or increased expenses or unanticipated liabilities making it more difficult to maintain relationships with customers or suppliers of acquired businesses;

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adverse changes in new home starts and home repair and remodeling trends, especially in the state of Florida and the western United States, where the substantial portion of our sales are currently generated, and in the U.S. generally;

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macroeconomic conditions in Florida, where the substantial portion of our sales of impact-resistant products are generated, and in California, Texas, Arizona, Nevada, Colorado, Oregon, Washington and Hawaii, where the substantial portion of the sales of our indoor/outdoor living products are currently generated, and in the U.S. generally;

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our level of indebtedness, which increased in connection with the acquisition of Western Window Systems (the “WWS Acquisition”) and will increase in connection with this offering and the NewSouth Acquisition;

•	the effects of increased expenses or unanticipated liabilities incurred as a result of, or due to activities related to, the NewSouth Acquisition and/or the WWS Acquisition;

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the risk that the anticipated cost savings, synergies, revenue enhancement strategies and other benefits expected from the NewSouth Acquisition and/or the WWS Acquisition may not be fully realized or may take longer to realize than expected or that our actual integration costs may exceed our estimates;

•	raw material prices, especially for aluminum, glass and vinyl, including price increases due to the implementation of tariffs and other trade-related restrictions;

•	our dependence on a limited number of suppliers for certain of our key materials;

•	sales fluctuations to and changes in our relationships with key customers;

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increases in bad debt owed to us by our customers in the event of a downturn in the home repair and remodeling or new home construction channels in our core markets and our inability to collect such debt;

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in addition to the NewSouth Acquisition and the WWS Acquisition, our ability to successfully integrate businesses we may acquire in the future, or that any business we acquire may not perform as we expected at the time we acquired it;

•	increases in transportation costs, including due to increases in fuel prices;

•	our dependence on our impact-resistant product lines and contemporary indoor/outdoor window and door systems, and on consumer preferences for those types and styles of products;

•	product liability and warranty claims brought against us;

•	federal, state and local laws and regulations, including unfavorable changes in local building codes and environmental and energy code regulations;

•	our dependence on our limited number of geographically concentrated manufacturing facilities;

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risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by “hackers” and theft of data and information from our systems, and the risks that our information technology systems do not function as intended or experience temporary or long-term failures to perform as intended; and

•	the other risks and uncertainties discussed in our other filings with the SEC.

Statements in this press release that are forward-looking statements include, without limitation, our expectations regarding the expected NewSouth Acquisition and the expected offering of the Additional Notes, including the timing and terms thereof. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, we undertake no obligation to update these forward- looking statements to reflect subsequent events or circumstances after the date of this press release.

PGT Innovations Contacts:

Investor Relations:

Sherri Baker, 941-480-1600

Senior Vice President and CFO

SBaker@PGTInnovations.com

Media Relations:

Brent Boydston, 941-480-1600

Senior Vice President, Corporate Sales and Marketing

BBoydston@PGTInnovations.com